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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference of our report, dated February 15, 2002, included in this Form 10-K in the previously filed Registration Statements of Troy Group, Inc. on Form S-8 (File No. 333-84649 and 333-89589).

MCGLADREY & PULLEN, LLP
/s/ McGladrey & Pullen, LLP
Anaheim, California February 28, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS